                                                                   EXHIBIT 10.16






                                   ALUMAX INC.

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                              EMPLOYMENT AGREEMENT
                                       FOR
                                  C. ALLEN BORN

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                             As Amended and Restated
                             as of December 5, 1996

                                   ALUMAX INC.

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                              Employment Agreement
                                       for
                                  C. Allen Born
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
                                                                                    Page
                                                                                    ----

1.       Employment.............................................................      1

2.       Period of Employment...................................................      1

         (a)      Duration Under Normal Circumstances...........................      1
         (b)      Termination Events............................................      1

3.       Duties During the Period of Employment.................................      2

4.       Location of Employment.................................................      2

5.       Current Cash Compensation..............................................      2

6.       Stock Options .........................................................      2

         (a)      Grant    .....................................................      2
         (b)      Exercise Price................................................      3
         (c)      Vesting.......................................................      3
         (d)      Term     .....................................................      3
         (e)      Exercise......................................................      3
         (f)      Registration..................................................      4
         (g)      Non-Transferability...........................................      4

7.       Additional Stock Options...............................................      4

         (a)      Grant    .....................................................      4
         (b)      Exercise Price................................................      4
         (c)      Vesting.......................................................      4
         (d)      Term     .....................................................      4
         (e)      Exercise......................................................      5
         (f)      Registration..................................................      5
         (g)      Non-Transferability...........................................      5

8.       Stock Units       .....................................................      5

         (a)      Grant    .....................................................      5
         (b)      Vesting.......................................................      5
         (c)      Deferral of Payment...........................................      6
         (d)      Grantor Trust.................................................      6
         (e)      Dividends.....................................................      6
         (f)      Change in Control.............................................      6

                                   ALUMAX INC.

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                              Employment Agreement
                                       for
                                  C. Allen Born

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
                                                                                    Page
                                                                                    ----

 9.      Effect of Change in Common Stock.......................................      6

10.      Employee Benefits......................................................      7

         (a)      Vacation and Sick Leave.......................................      7
         (b)      Regular Reimbursed Business Expenses..........................      7
         (c)      Employee Benefit Plans or Arrangements........................      7
         (d)      Employer's Executive Compensation Plans.......................      7
         (e)      Financial and Tax Advice......................................      7

11.      Termination............................................................      8

         (a)    Death or Retirement.............................................      8
         (b)    Disability......................................................      9
         (c)    Voluntary Termination by Employee without Good Reason...........     10
         (d)    Voluntary Termination by Employee with Good Reason,
                or by Employer without Cause....................................     10
         (e)    Termination by Employer with Cause .............................     12
         (f)    Date of Payment.................................................     12

12.      Definitions............................................................     12

13.      Excise Tax Gross-up....................................................     17

14.      Non-Competition and Non-Disclosure; Employee Cooperation...............     19

15.      Governing Law; Disputes; Arbitration...................................     20

16.      Notices................................................................     20

17.      Withholding............................................................     21

18.      Mitigation.............................................................     21

19.      Successors; Binding Agreement..........................................     21

20.      Pension Credit and Additional Pension Credit...........................     21

21.      Miscellaneous..........................................................     22

                              EMPLOYMENT AGREEMENT


         AGREEMENT, effective as of November 15, 1993, by and between Alumax Inc., a Delaware corporation ("Employer"), and C. Allen Born, an individual ("Employee"), as amended and restated as of December 5, 1996.

         WHEREAS, Employer and Employee entered into an employment agreement executed and effective as of November 15, 1993 (the "Agreement"); and

         WHEREAS, Employer and Employee previously amended the Employment Agreement by an Agreement dated March 11, 1994; and

         WHEREAS, Employer and Employee wish to further amend the Employment Agreement and in connection therewith to restate the Employment Agreement in its entirety; and

         WHEREAS, such amendment and restatement of the Employment Agreement was approved by the Human Resources and Compensation Committee of the Board of Directors of Employer at a meeting held on December 5, 1996.

         IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

         1. Employment. Employer hereby agrees to employ Employee, and Employee agrees to serve, as Chairman of the Board of Directors and Chief Executive Officer of Employer, during the Period of Employment as defined in
Section 2.

         2.       Period of Employment

                  (a) Duration Under Normal Circumstances. The "Period of Employment" shall be the six-year period commencing November 15, 1993 (the "Commencement Date"), and ending on December 31, 1999.

                  (b)      Termination Events.  Notwithstanding anything in this
         Section 2 to the contrary, the Period of Employment shall terminate upon the earliest to occur of the following:

                           (i) the retirement of Employee upon or after reaching age 65;

                           (ii) the retirement of Employee, with the consent of Employer, prior to reaching age 65;

                           (iii) the Disability (as defined in Section 12) of Employee and the expiration of the 30-day period referred to in the definition of Disability without the actions referred to therein being taken by Employee;

                           (iv)     the death of Employee;

                           (v) the 90th day after service of notice by Employee to Employer, in accordance with the provisions of Section 16, that Employee elects to terminate the Period of Employment (a "voluntary termination by Employee"); and

                           (vi) the 90th day after service of notice by Employer to Employee, in accordance with the provisions of Section 16, that Employer elects to terminate the Period of Employment (a "voluntary termination by Employer"), other than a termination by Employer with Cause (in which event the Period of Employment shall promptly terminate upon service of such notice).

         3. Duties During the Period of Employment. Employee shall devote his full business time, attention and best efforts to the affairs of Employer and its subsidiaries during the Period of Employment and shall have such duties, responsibilities and authority as shall be consistent with the position and title of Chairman of the Board of Directors and Chief Executive Officer. Employee may engage in other activities, such as activities involving charitable, educational, religious and similar types of organizations (all of which are deemed to benefit Employer), speaking engagements, and similar type activities, and may serve on the board of directors of other corporations approved by the Board of Directors of Employer, in each case to the extent that such other activities do not materially detract from or limit the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries. In addition, until November 15, 1996, Employee may serve as Co-Chairman of Cyprus AMAX Minerals Company on such terms and conditions as the Board of Directors of Cyprus AMAX Minerals Company and the Board of Directors of Employer may specify and may thereafter serve on the Board of Directors of Cyprus AMAX Minerals Company.

         4.       Location of Employment.

                  (a) During the Period of Employment, Employer may only require Employee to be based in or within 45 miles of Norcross, Georgia, except that Employer may require Employee to be based more than 45 miles from Norcross, Georgia if the relocation is to a principal executive office of Employer.

                  (b) The Employer shall pay to, or reimburse Employee for, on an after-tax basis, all reasonable expenses of relocation incurred and substantiated by Employee in connection with the Employee's relocation from his current principal residence to Georgia as well as any subsequent principal residence relocation. In addition, the Employer shall indemnify Employee, on an after-tax basis, against any loss actually realized on the sale of Employee's principal residence within twelve months of such relocation if Employee has reasonably cooperated with Employer in connection with such sale.

         5. Current Cash Compensation. Employer shall pay to Employee during the Period of Employment a base annual salary of not less than $750,000 until January 1, 1996, and thereafter not less than $800,000 (or such greater amount as may have been approved by the Board of Directors or the Committee in its sole discretion), payable in substantially equal monthly installments during each calendar year, or portion thereof, of the Period of Employment; provided, however, that Employer agrees to review such base annual salary annually and in light of such review may, in the sole discretion of the Board of Directors of Employer or the Committee, increase such salary, taking into account such factors as it deems pertinent.


         6.       Stock Options

                  (a) Grant. Immediately following the Commencement Date and the end of the 120-Day Period (as defined in Section 12), Employer shall grant to Employee non-qualified


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
         stock options (the "Options") to acquire shares of common stock, par value of $.01 per share, of Employer ("Common Stock"), in an aggregate amount equal to 625,000 shares multiplied by a fraction, the numerator of which is 20.125, and the denominator of which is the 120-Day Average Price (as defined in Section 12). Employer and Employee agree that the number of shares of Common Stock subject to the Options and any other options granted or to be granted by Employer to Employee under the Alumax Inc. 1993 Long Term Incentive Plan during any period of five consecutive years following the Commencement Date shall not exceed 1,500,000 shares.

                  (b) Exercise Price. The exercise per share price of each of the Options (the "Exercise Price") shall be equal to the 120-Day Average Price.

                  (c) Vesting. The Options shall vest at the rate of 20% per year on each of the first five anniversary dates of the Commencement Date; provided, however, that (i) Options that have not previously vested shall vest immediately, and all restrictions and risks of forfeiture shall lapse, upon (A) the death or Disability (as defined in Section 12) of Employee, (B) Employee's retirement on or after age 65, (C) Employee's retirement on or after age 62 but before age 65, if Employer's Board of Directors, in its sole discretion and without taking into account any vote of Employee, approves the immediate vesting of such Options upon such retirement, (D) termination of Employee's employment by Employer without Cause (as defined in Section 12), or by Employee with Good Reason (as defined in Section
         12), or (E) a Change in Control (as defined in Section 12), and (ii) Options that have not previously vested shall not vest, and shall be immediately forfeited by Employee, upon (X) Employee's retirement before age 65 unless Employer's Board of Directors, in its sole discretion and without taking into account any vote of Employee, approves the immediate (or future) vesting of such Options upon any such retirement on or after age 62, or (Y) termination of Employee's employment by Employer with Cause or by Employee other than with Good Reason.

                  (d) Term. Vested Options may be exercised only within the first ten years after the date of grant.

                  (e) Exercise. Except as described below, an Option that is vested may be exercised only by:

                           (i) written notice of intent to exercise the Option
                  and (ii) payment or deemed payment of the Exercise Price to Employer (contemporaneously with delivery of such notice) in cash or Common Stock of equivalent Fair Market Value. In its sole discretion the Committee may permit the Exercise Price to be paid in the form of awards issued under the Employer's compensation plans, or other property (including notes or other contractual obligations of the Employee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law). Common Stock utilized in full or partial payment of the Exercise Price shall be valued at its Fair Market Value (as defined in Section 12) on the date of exercise. In the event of a Change in Control, the Employee shall be entitled to elect, during the 60-day period immediately following such Change in Control, in lieu of acquiring the shares of Common Stock covered by the Options, to receive, and the Employer shall be obligated to pay, the Change in Control Settlement Value (as defined in Section 8(c) of the Alumax Inc. 1993

                  Long Term Incentive Plan) with respect to shares of Common Stock up to the number of shares covered by the Options, which amount shall be paid in cash.

                  (f) Registration. Employee shall sell shares of Common Stock acquired upon the exercise of Options only pursuant to an effective registration statement covering such sale or to an exemption from registration under the Securities Act of 1933, as amended.

                  (g) Non-Transferability. The Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of Employee, only by Employee or his guardian or legal representative.

         7.       Additional Stock Options

                  (a) Grant. In connection with the amendment and restatement of this Agreement and the related extension of the Period of Employment, Employer shall grant to Employee non-qualified stock options (the "Additional Options") to acquire shares of Common Stock in an aggregate amount equal to 687,800 shares. Employer and Employee agree that the number of shares of Common Stock subject to the Additional Options and any other options granted or to be granted by Employer to Employee under the Alumax Inc. 1993 Long Term Incentive Plan during any period of five consecutive years shall not exceed 900,000 shares.

                  (b) Exercise Price. The exercise price per share of each of the Additional Options (the "Exercise Price") shall be (i) with respect to 229,267 shares, the closing sale price of the Common Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in The Wall Street Journal for December 5, 1996, or if no Common Stock was traded on that date, on the next preceding day on which there was such a trade (the "Basic Exercise Price"); (ii) with respect to 229,267 shares, the Basic Exercise Price plus $4.00; and
         (iii) with respect to the remaining 229,266 shares, the Basic Exercise Price plus $8.00.

                  (c) Vesting. The Additional Options shall vest as follows: (i) the 229,267 shares exercisable at the Basic Exercise Price on November 15, 1997; the 229,267 shares exercisable at the Basic Exercise Price plus $4.00 on November 15, 1998; and the remaining 229,266 shares on November 15, 1999; provided, however, that (i) Additional Options that have not previously vested shall vest immediately, and all restrictions and risks of forfeiture shall lapse, upon (A) the death or Disability (as defined in Section 12) of Employee, (B) termination of Employee's employment by Employer without Cause (as defined in Section 12), or by Employee with Good Reason (as defined in Section 12), or (C) a Change in Control (as defined in
         Section 12), and (ii) Additional Options that have not previously vested shall not vest, and shall be immediately forfeited by Employee, upon (X) Employee's retirement before December 31, 1999 unless Employer's Board of Directors, in its sole discretion and without taking into account any vote of Employee, approves the immediate (or future) vesting of such Additional Options upon any such retirement, or
         (Y) termination of Employee's employment by Employer with Cause or by Employee other than with Good Reason.

                  (d) Term. Vested Additional Options may be exercised only within the first six years after the date of grant.

                  (e) Exercise. Except as described below, an Additional Option that is vested may be exercised only by:

                           (i) written notice of intent to exercise the
                  Additional Option and (ii) payment or deemed payment of the Exercise Price to Employer (contemporaneously with delivery of such notice) in cash or Common Stock of equivalent Fair Market Value. In its sole discretion the Committee may permit the Exercise Price to be paid in the form of awards issued under the Employer's compensation plans, or other property (including notes or other contractual obligations of the Employee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law). Common Stock utilized in full or partial payment of the Exercise Price shall be valued at its Fair Market Value (as defined in Section 12) on the date of exercise. In the event of a Change in Control, the Employee shall be entitled to elect, during the 60-day period immediately following such Change in Control, in lieu of acquiring the shares of Common Stock covered by the Additional Options, to receive, and the Employer shall be obligated to pay, the Change in Control Settlement Value (as defined in Section 8(c) of the Alumax Inc. 1993 Long Term Incentive Plan) with respect to shares of Common Stock up to the number of shares covered by the Additional Options, which amount shall be paid in cash.

                  (f) Registration. Employee shall sell shares of Common Stock acquired upon the exercise of Additional Options only pursuant to an effective registration statement covering such sale or to an exemption from registration under the Securities Act of 1933, as amended.

                  (g) Non-Transferability. Except as permitted under the Alumax Inc. Long Term Incentive Plan, the Additional Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may only be exercised, during the lifetime of Employee, only by Employee or his guardian or legal representative.

         8.       Stock Units

                  (a) Grant. Immediately following the Commencement Date and the end of the 120-Day Period, Employer shall grant to Employee units of compensation (the "Units") each of which shall represent the right to receive compensation paid in the form of one share of Common Stock and the aggregate number of which shall equal $2,684,000 divided by the 120-Day Average Price.

                  (b) Vesting. The Units shall vest at the rate of 20% per year on each of the first five anniversary dates of the Commencement Date; provided, however, that (i) Units that have not previously vested shall vest immediately, and all restrictions and risks of forfeiture shall lapse, upon: (A) the death or Disability of Employee; (B) Employee's retirement on or after age 65;(C) Employee's retirement on or after age 62 but before age 65 if Employer's Board of Directors, in its sole discretion and without taking into account any vote of Employee, approves the immediate vesting of such Units upon such retirement; (D) termination of Employee's employment by Employer without Cause or by Employee with Good Reason; or (E) a Change in Control, and (ii) Units that have not previously vested shall not vest, and shall be immediately forfeited by Employee, upon: (X) Employee's


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
         retirement before age 65 unless Employer's Board of Directors, in its sole discretion and without taking into account any vote of Employee, approves the immediate (or future) vesting of such Units upon any such retirement on or after age 62; or (Y) termination of Employee's employment by Employer with Cause or by Employee other than with Good Reason.

                  (c) Deferral of Payment. By the end of each calendar year immediately preceding the calendar year in which any portion of the Units are scheduled to vest in accordance with Section 8(b) above, Employee shall file with Employer a written election form in which Employee shall elect the date or dates on which the vested proceeds (including shares of Common Stock) of the Grantor Trust established in accordance with Section 8(d) below shall be paid out to Employee.

                  (d) Grantor Trust. Employer shall establish a trust (the "Trust") pursuant to a grantor trust agreement substantially in the same form as Annex A hereto (the "Trust Agreement"). The purpose of the Trust shall be to hold the shares of Common Stock to meet the Employer's obligation with respect to the grant of Units hereunder. The trustee may be authorized to dispose of trust assets (including shares of Common Stock) and reinvest proceeds in alternative investments, subject to such terms and conditions as specified in the Trust Agreement and in accordance with applicable law. Immediately following the end of the 120-Day Period, Employer shall transfer to the Trust shares of Common Stock (the "Shares") in an aggregate number equal to $2,684,000 divided by the 120-Day Average Price. Employer shall direct the trustee of the Trust to deliver Shares (and any income earned thereon held by the Trust) corresponding to Units which have vested in accordance with Section 8(b) above to Employee as soon as practicable after the date of vesting; provided, however, in the event the Employee elects to defer payment of vested proceeds (including Shares) beyond the date of vesting pursuant to Section 8(c) above, Employer shall direct the trustee to deliver proceeds on the dates elected by the Employee pursuant to Section 8(c) above, or, if earlier, on a Change in Control.

                  (e) Dividends. Dividends payable on Shares held in the Trust shall be paid to the Trust.

                  (f) Change in Control. In the event of a Change in Control (as defined in Section 12), the Employee shall be entitled to elect, during the 60-day period immediately following such Change in Control, to surrender Shares to the Employer and receive, in full settlement thereof, and the Employer shall be obligated to pay in cash, the Change in Control Stock Value (as defined in Section 8(b) of the Alumax Inc. 1993 Long Term Incentive Plan) with respect to the number of Shares surrendered.

         9. Effect of Change in Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock of Employer or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), or in the event of any extraordinary cash dividend, spin-off, distribution of assets (including stock of another corporation), or any other action not in the ordinary course of business that has a material effect on the equity represented by outstanding shares of Common Stock, appropriate adjustments, if any, as determined by the Board of Directors of Employer or, at Employee's election, an investment banking firm mutually acceptable to Employer and Employee, shall be made in the number, kind, or exercise price of the Options, the Additional Options and the Shares.


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
         10.      Employee Benefits

                  (a) Vacation and Sick Leave. Employee shall be entitled to five weeks paid annual vacation, all paid Employer holidays and reasonable sick leave.

                  (b) Regular Reimbursed Business Expenses. Employer shall reimburse Employee for all expenses and disbursements reasonably incurred and substantiated by Employee in the performance of his duties during the Period of Employment.

                  (c) Employee Benefit Plans or Arrangements. In addition to the cash compensation provided for in Section 5 hereof, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate without discrimination or duplication in all employee (including executive) benefit plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to other similarly situated executives or employees of Employer, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance.

                  (d) Employer's Executive Compensation Plans. In addition to the cash compensation provided for in Section 5 hereof and the employee benefits of Employer provided for in paragraph (c) of this Section 10, Employee, subject to meeting eligibility requirements and to the provisions of this Agreement, shall be entitled to participate without discrimination or duplication in all executive compensation plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, to the extent such plans are available to similarly situated executives or employees of Employer, including, without limitation, the Alumax Inc. 1993 Annual Incentive Plan and the Alumax Inc. 1993 Long Term Incentive Plan (as the same may be modified, replaced, or added to by Employer from time to time), and other stock option plans, performance share plans, management incentive plans, deferred compensation plans, and supplemental retirement plans; provided that such compensation plans and programs, in the aggregate, shall provide Employee with benefits and compensation and incentive reward opportunities substantially no less favorable than those provided by Employer for Employee under such plans and programs as in effect on the date of this Agreement; and provided further that Employer may take into account Employee's retirement in structuring his awards under the executive compensation plans.

                  (e) Financial and Tax Advice. During (i) the Period of Employment, (ii) the 12-month period following the termination of the Period of Employment as a result of death or Disability, and (iii) the three-year period following the voluntary termination by Employee with Good Reason (as defined in Section 12) or the voluntary termination by Employer without Cause (as defined in Section 12), or such shorter period provided in Section 11, Employer shall provide Employee (or, if Employee shall have died, his estate) at Employer's expense, third-party professional financial and tax advisory services, primarily oriented to planning in light of Employee's entitlement to compensation and employee benefits and appropriate in light of the financial circumstances of Employee (or his estate).

         11.      Termination

                  (a) Death or Retirement. If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of (1) the death of Employee, (2) the retirement of Employee upon or after reaching age 65, or (3) the retirement of Employee, with the consent of Employer, prior to reaching age 65, Employee (or Employee's estate) will be entitled to receive only:

                           (i)      the base salary otherwise payable under
                  Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

                           (ii) a prorated portion of the award to Employee for the year of termination under the Alumax Inc. 1993 Annual Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable targets for the year of termination had been met, with such award prorated based on the number of days during the year of Employee's termination which precede such termination;

                           (iii) the PARS or other Performance Awards to the Employee for the Performance Periods in progress as of the date of termination under the Alumax Inc. 1993 Long Term Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable Performance Objectives for such Performance Periods had been met, with such PARS or other Performance Awards payable in shares of common stock or cash as determined by the Committee administering such Plan in its discretion and any unvested outstanding PARS not earned during completed Performance Periods will be fully vested and payable in shares of common stock or cash as determined by the Committee administering such Plan in its discretion;

                           (iv) such other awards or bonuses as the Board of Directors may in its sole discretion determine;

                           (v) during the 12-month period following the termination of Employee's employment as a result of the death of Employee, maintenance in effect for the continued benefit of Employee's dependents of all insured and self-insured employee medical and dental benefit plans in which Employee was participating immediately prior to termination provided that such continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and Employee's dependents continue to pay an amount equal to the Employee's regular contribution for such participation;

                           (vi) during the 12-month period following the termination of Employee's employment as a result of the death of Employee, the financial and tax advice set forth in paragraph (e) of Section 10; and

                           (vii) such other compensation and benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices as in effect on the date of termination.

                  (b) Disability. If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of Disability, Employee will be entitled to receive only:

                           (i)      the base salary otherwise payable under
                  Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

                           (ii) each month during the 12-month period following the month in which Employee's employment is terminated, the excess of (1) base annual salary at the rate in effect under Section 5 on the date of termination, over (2) the amount, if any, payable to Employee under Employer's disability plan(s) or other arrangements for disability compensation;

                           (iii) a prorated portion of the award to Employee for the year of termination under the Alumax Inc. 1993 Annual Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable targets for the year of termination had been met, with such award prorated based on the number of days during the year of Employee's termination which precede such termination;

                           (iv) the PARS or other Performance Awards to Employee for the Performance Periods in progress as of the date of termination under the Alumax Inc. 1993 Long Term Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable Performance Objectives for such Performance Periods had been met, with such PARS or other Performance Awards payable in shares of common stock or cash as determined by the Committee administering such Plan in its discretion, and any unvested outstanding PARS not earned during completed Performance Periods will be fully vested and payable in shares of common stock or cash as determined by the Committee administering such Plan in its discretion;

                           (v) term life insurance coverage at the expense of Employer for the period from the date of termination of Employee's employment to December 31, 1999 in a face amount equal to the coverage maintained for Employee under then-existing Employer benefit plans for which Employee shall have the right to designate the beneficiaries, such coverage to be maintained in the face amount which would from time to time be applicable under such plans, provided such coverage may be discontinued if at any time Employee accepts full time employment with another employer;

                           (vi) during the 12-month period following the termination of Employee's employment (or, if shorter, during the period until the commencement of equivalent benefits from a new employer), the financial and tax advice set forth in paragraph (e) of Section 10; and

                           (vii) such other compensation and benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices as in effect on the date of termination.

                  (c) Voluntary Termination by Employee without Good Reason. If the Period of Employment terminates pursuant to paragraph
         (b) of Section 2 as a result of a voluntary termination by Employee without Good Reason, Employee will be entitled to receive only:

                           (i)      the base salary otherwise payable under
                  Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

                           (ii) to the extent possible, the opportunity to convert group and individual life insurance and disability insurance policies of Employer then in effect for Employee to individual policies of Employee upon the same terms as similarly situated employees of Employer may apply for such conversions; and

                           (iii) such other compensation and benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices in effect on the date of termination.

                  (d) Voluntary Termination by Employee with Good Reason or by Employer without Cause. If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of a voluntary termination by Employee with Good Reason, or a voluntary termination by Employer without Cause, then Employee will be entitled to receive only:

                           (i)      the base salary otherwise payable under
                  Section 5 through the end of the month in which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to the Employee;

                           (ii) a prorated portion of the award to Employee for the year of termination under the Alumax Inc. 1993 Annual Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable targets for the year of termination had been met, with such award prorated based on the number of days during the year of Employee's termination which precede such termination;

                           (iii) the PARS or other Performance Awards to Employee for the Performance Periods in progress as of the date of termination under the Alumax Inc. 1993 Long Term Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable Performance Objectives for such Performance Periods had been met, with such PARS or other Performance Awards payable in shares of common stock or cash as determined by the Committee administering such Plan in its discretion, and any unvested outstanding PARS not earned during completed Performance Periods will be fully vested and payable in shares of common stock or cash as determined by the Committee administering such Plan in its discretion;

                           (iv) a lump-sum severance payment in an amount equal to the product of (A) the base annual salary at the rate in effect under Section 5 on the date of termination plus the award to Employee for the year of termination under the Alumax

                  Inc. 1993 Annual Incentive Plan, as the same may be modified, replaced or added to by Employer from time to time, assuming all applicable targets for the year of termination had been met, multiplied by (B) a multiplier equal to the number of full and fractional years remaining between the date of termination and December 31, 1999; provided that the payment made pursuant to this paragraph (iv) shall be repaid by Employee in the event Employee violates in any material respect the provisions of Section 14 hereof;

                           (v) maintenance in effect for the continued benefit of Employee and his dependents for a period terminating on the earlier of (A) December 31, 1999 or (B) the commencement of equivalent benefits from a new employer of:

                                    (A)      all insured and self-insured
                           medical and dental benefit plans in which Employee was participating immediately prior to termination, provided that Employee's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and Employee continues to pay an amount equal to Employee's regular contribution for such participation; and

                                    (B)      the group and individual life
                           insurance and disability insurance policies of Employer then in effect for Employee; provided, however, that if Employer so elects, or if such continued participation is not possible under the general terms and conditions of such plans or under such policies, Employer shall, in lieu of the foregoing, arrange to have issued for the benefit of Employee and Employee's dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those described in this paragraph (v), or, if such insurance is not available at a reasonable cost to Employer, Employer shall otherwise provide Employee and Employee's dependents equivalent benefits (on an after-tax basis); provided further that, in no event shall Employee be required to pay any premiums or other charges in an amount greater than that which Employee would have paid in order to participate in Employer's plans and policies;

                           (vi)     for a period terminating on the earlier of
                  (A) three years after the date of termination of employment or
                  (B) the commencement of equivalent benefits from a new employer, the financial and tax advice set forth in paragraph
                  (e) of Section 10;

                           (vii) for a period terminating one year after the date of termination of employment, the benefits equivalent on an after-tax basis to the additional benefits Employee would have received under the employee benefit and executive compensation plans, whether or not qualified for federal income tax purposes (including, without limitation, all qualified and non-qualified retirement plans, pension plans, profit-sharing and other defined contribution plans and excess benefit plans, but specifically excluding incentive compensation, stock option and performance share plans) in which Employee was participating immediately prior to termination, as if Employee had received credit under such plans for service and age with Employer during such period following Employee's termination, with such benefits payable by Employer at the same times and in the same manner as such benefits would have been received by Employee under such plans; and

                           (viii) such other compensation and benefits, if any, as shall be determined to be applicable in accordance with Employer's plans and practices in effect on the date of termination.

                  (e) Termination by Employer with Cause. If the Period of Employment terminates pursuant to paragraph (b) of Section 2 as a result of a voluntary termination by Employer with Cause, Employee will be entitled to receive only:

                           (i)      the base salary otherwise payable under
                  Section 5 through the day on which Employee's employment is terminated, together with salary, compensation or benefits which have been earned or become payable as of the date of termination but which have not yet been paid to Employee;

                           (ii) maintenance in effect for the continued benefit of Employee and his dependents for a period terminating three months after the date of termination (or, if earlier, the commencement date of equivalent benefits from a new employer), of all insured and self-insured medical and dental benefit plans in which Employee was participating immediately prior to termination provided that Employee's continued participation is possible under the general terms and conditions of such plans (and any applicable funding media) and Employee continues to pay an amount equal to Employee's regular contribution for such participation; and

                           (iii) such other compensation and benefits, if any, as shall be determined to be applicable under the circumstances in accordance with Employer's plans and practices in effect on the date of termination.

                  (f) Date of Payment. Except as otherwise provided herein, all cash payments and lump-sum awards required to be made pursuant to the provisions of paragraphs (a) through (e) of this Section 11 shall be made no later than the fifteenth day following the date of Employee's termination.

         12. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

                  "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on the date of this Agreement) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder or (y) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the rules and regulations thereunder, in either case described in clause (x) or clause (y) above whether or not such agreement, arrangement or understanding is also then reportable by such person on
         Schedule 13D under the Exchange Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  "Cause" shall mean (i) the willful engaging by Employee in conduct which is not authorized by the Board of Directors of Employer or within the normal course of Employee's business decisions and is known by Employee to be materially detrimental to the best interests of Employer or any of its subsidiaries, (ii) the willful engaging by Employee in conduct which Employee knows is, or has substantial reason to believe to be, illegal to the extent of a felony violation, or the equivalent seriousness under laws other than those of the United States, and which has effects on Employer or Employee materially injurious to Employer, (iii) the engaging by Employee in any willful and conscious act of serious dishonesty, in each case which the Board of Directors of Employer reasonably determines affects adversely, or could in the future affect adversely, the value, reliability or performance of Employee to Employer in a material manner, (iv) the willful and continued failure by Employee to perform substantially his duties to Employer under this Agreement (including any sustained and unexcused absence of Employee from the performance of his duties under this Agreement, which absence has not been certified in writing as due to physical or mental illness in accordance with the procedures set forth in this Section 9 under "Disability"), after a written demand for substantial performance has been delivered to Employee by the Board of Directors specifically identifying the manner in which Employee has failed to substantially perform his duties, or (v) the sustained and unexcused absence of Employee from the performance of his duties under this Agreement for a period of 180 days or more within a period of 365 consecutive days, regardless of the reason for such absence, unless Employee demonstrates that such absence is due to Disability. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of Employer or based upon the advice of counsel for Employer shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of Employer, and shall not be deemed to constitute Cause under subdivisions (ii) or (iii) of this definition. Notwithstanding the foregoing, there shall not be deemed to be a voluntary termination by Employer with Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of Employer at a meeting of such Board held after reasonable notice to Employee and at which Employee has an opportunity, together with his counsel, to be heard before such Board, finding that, in the good faith opinion of such Board, Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail.

                  "Change in Control" shall mean the satisfaction of one or more of the following conditions:

                           (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of Employer representing 20 percent or more of the combined voting power of Employer's then-outstanding securities (a "20% Beneficial Owner"); provided, however, that (a) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20 percent threshold solely as a result of an acquisition of securities directly from Employer, or solely as a result of an acquisition by Employer of Employer securities, until such time thereafter as such person acquires additional voting securities other than directly from Employer and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-l(b)(1) under the Exchange Act with respect to Employer securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10 percent of the combined voting power of Employer's then-outstanding securities;

                           (ii) during any period of two consecutive years beginning after the commencement of the Period of Employment, individuals who at the beginning of such period constitute the Board of Directors of Employer together with those individuals who first become Directors during such period (other than by reason of an agreement with Employer in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board of Directors of Employer;

                           (iii) the stockholders of Employer approve a merger, consolidation, recapitalization or reorganization of Employer, or a reverse stock split of any class of voting securities of Employer, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of Employer or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of Employer outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of Employer or such surviving entity or of any subsidiary of Employer or such surviving entity;

                           (iv) the stockholders of Employer approve a plan of complete liquidation or dissolution of Employer or an agreement for the sale or disposition of all or substantially all the assets of Employer; or

                           (v) any other event which the Board of Directors of Employer (not taking into account any vote of Employee) determines shall constitute a Change in Control for purposes of this Agreement; provided, however, that a Change in Control shall not be deemed to have occurred if any of the following conditions (each, an "exception") is satisfied:

                                    (1)     Unless a majority of the Continuing
                           Directors of Employer (not taking into account any vote of Employee) determines that for purposes of any or all of the provisions of this Agreement the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of Employer: (A) any person who has entered into a binding agreement with Employer, which agreement has been approved by two-thirds (2/3) of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with Employer (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by Employer or any subsidiary of Employer;
                           (C) any subsidiary of Employer; or (D) Employer.

                                    (2)      Unless a majority of the Continuing
                           Directors of Employer (not taking into account any vote of Employee) determines that for purposes of any or all of the provisions of this Agreement the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by Employer of another entity (whether by merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of Employer, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board of Directors of Employer, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board of Directors or of such other board of directors.

                                    (3)      Unless a majority of the Continuing
                           Directors of Employer (not taking into account any vote of Employee) determines that for purposes of any or all of the provisions of this Agreement the exception set forth in this paragraph (3) shall not apply, none of the foregoing conditions would have been satisfied but for Employee, or a person in which Employee has a one-half of one percent (0.5%) or greater equity interest, either singly or acting in concert with one or more other persons, becoming a 20% Beneficial Owner.

                                    (4)      Employee determines that, for
                           purposes of any or all of the provisions of this Agreement, none of the foregoing conditions shall be deemed to have been satisfied.

                                    (5)      A majority of the Continuing
                           Directors (not taking into account any vote of Employee) determines that a Change of Control shall not be deemed to have occurred.

         "Committee" shall mean the Human Resources and Compensation Committee of the Employer's Board of Directors.

         "Disability" shall mean the absence of Employee from his duties with Employer on a full-time basis for one hundred eighty (180) days within any period of three hundred and sixty-five (365) consecutive days as a result of Employee's incapacity due to physical or mental illness as certified in writing by a physician selected by Employee and reasonably acceptable to Employer (it being understood that such physician shall be deemed to be reasonably acceptable to Employer if, within a period of fifteen (15) days after Employee notifies Employer of the name of such physician, Employer does not object to the use of such physician), unless within thirty (30) days after written notice to Employee by Employer, in accordance with the provisions of
Section 16, that Employee's employment is being terminated by reason of such absence, Employee shall have returned to the full performance of Employee's duties and shall have presented to Employer a written certificate of Employee's good health prepared by a physician selected by Employee and reasonably acceptable to Employer.

         "Fair Market Value" of a share of Common Stock shall mean the closing sale price of the Common Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in The Wall Street Journal on the trading day immediately preceding the relevant valuation date (it being agreed that, if such a closing price for the Common Stock is not so reported on such date, the closing price on such day shall, for purposes of this paragraph, be deemed to be the market price per share of the Common Stock on such date as determined in good faith by the Board of Directors of Employer).

         Voluntary termination by Employee with "Good Reason" shall mean a voluntary termination by Employee resulting from the Employer (i) reducing Employee's base annual salary as in effect immediately prior to such reduction or reducing in a material respect Employee's opportunity to earn incentive compensation as provided in Section 10(d) of this Agreement, (ii) effecting a change in the position of the Employee which does not represent a promotion from Employee's position provided for herein, (iii) assigning Employee duties or responsibilities which are materially inconsistent with such position, (iv) removing Employee from or failing to reappoint or reelect Employee to such position, except in connection with a termination as a result of death, Disability, voluntary termination by Employee, retirement by Employee or Cause,
(v) serving notice on Employee pursuant to Section 2(a) of this Agreement at any time prior to Employee's reaching age 65, or (vi) otherwise materially breaching its obligations under this Agreement, in each case after notice in writing from Employee to Employer and a period of 30 days after such notice during which Employer fails to correct such conduct.

         "120-Day Average Price" of a share of Common Stock shall mean the average of the closing sale prices of the Common Stock reported on the Composite Tape for securities listed on the New York Stock Exchange in the Wall Street Journal for the first 120 trading days on the New York Stock Exchange that the Common Stock is fully listed on the New York Stock Exchange; provided, however, that if before the end of such 120-day period (a) any person shall have acquired, or publicly disclosed an intention or proposal to acquire (whether by tender offer, exchange offer, or otherwise), Beneficial Ownership of securities of Employer that would result in such person being a 20% Beneficial Owner, (b) any person shall have proposed, or publicly announced an intention to propose, a merger, consolidation or similar transaction involving Employer or any of its subsidiaries (other than mergers, reorganizations, consolidations or dissolutions involving existing subsidiaries of employer), (c) Employer shall have publicly proposed, or publicly announced an intention to propose, the disposition, by sale, lease, exchange or otherwise, of assets of Employer or its subsidiaries representing 30% or more of the consolidated assets of Employer and its subsidiaries or (d) the Board of Directors of Employer determines, in its sole discretion, without regard to the vote of the Employee, that a third party has taken action involving a possible Change in Control or a material part of Employer's business or assets and such action is affecting the public trading price of the Common Stock, the 120-day period shall be deemed to have ended 10 calendar days prior to the date of the public announcement of any such acquisition, disclosure, proposal or the making of such determination.

         "120-Day Period" shall mean the period of 120 days (or shorter period) used to determine the 120-Day Average Price.

         13. Excise Tax Gross-up. In the event that Employee becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Employer or any affiliated company) (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), (or any similar tax that may hereafter be imposed) but not any such tax imposed as a result of or in connection with the business combination between AMAX and Cyprus Minerals Company (the "Excise Tax"), Employer shall pay to Employee at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Employee, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 13, but before reduction for any federal, state or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Gross-up Payment in Employee's adjusted gross income multiplied by the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

         For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,

                  (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing selected by Employer and reasonably acceptable to Employee ("Independent Auditors"), the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax,

                  (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of
         (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above), and

                  (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Employer's Independent Auditors appointed pursuant to clause (i) above in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

         For purposes of determining the amount of the Gross-up Payment, Employee shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Employee's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Employee's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to Employer at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Employee or otherwise realized as a benefit by Employee) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), Employer shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

         The Gross-up Payment provided for above shall be paid on the thirtieth day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, Employer shall pay to Employee on such day an estimate, as determined by Employer's Independent Auditors appointed pursuant to clause
(i) above, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Employer to Employee, payable on the fifth day after demand by Employer (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. Employer shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, Employer may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that Employer's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder and Employee shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Employee shall cooperate with Employer in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

         14.      Non-Competition and Non-Disclosure; Employee Cooperation

                  (a) Without the consent in writing of the Board of Directors of Employer, upon termination of Employee's employment for any reason, Employee will not for a period of three years thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, partner, stockholder, employer or employee) in any business in which he has been directly engaged, or has supervised as an executive, during the last two years prior to such termination and which is directly in competition with a business conducted by Employer or any of its subsidiaries; (ii) induce any customers of Employer or any of its subsidiaries with whom Employee has had contacts or relationships, directly or indirectly, during and within the scope of his employment with Employer or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; (iii) solicit or canvass business from any person who was a customer of Employer or any of its subsidiaries at or during the two-year period immediately preceding termination of Employee's employment; or (iv) induce, or attempt to influence, any employee of Employer or any of its subsidiaries to terminate his employment; provided, however, that the limitation contained in clause (i) above shall not apply if Employee's employment is terminated as a result of a voluntary termination by Employee with Good Reason, a voluntary termination by Employer without Cause or retirement upon reaching age 65 or thereafter; and provided further, that the limitation contained in clause (i) above shall not prohibit Employee from engaging in any business directly competitive with Employer or any of its subsidiaries as a director, consultant or private investor upon retirement upon reaching age 62 or thereafter with the consent of a majority of the Board of Directors of Employer, which consent shall not be unreasonably withheld. The provisions of subparagraphs (i), (ii), (iii) and (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than 1/2 of 1% of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a).

                  (b) Employee shall not, at any time during the Period of Employment or following Employee's termination of employment for any reason whatsoever, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential or proprietary information of Employer and its subsidiaries so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

                  (c) Employee agrees to cooperate with Employer, by making himself available to testify on behalf of Employer or any subsidiary or affiliate of Employer, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist Employer, or any subsidiary or affiliate of Employer in any such action, suit or proceeding, by providing information and meeting and consulting with the Board of Directors of Employer or its representatives or counsel, or representatives or counsel of Employer, or any subsidiary or affiliate of Employer, as requested by such Board of Directors, representatives or counsel. Employer agrees to reimburse the Employee, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

         15.      Governing Law; Disputes; Arbitration

                  (a) This Agreement is governed by and is to be construed, administered and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

                  (b) All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Employee in seeking to enforce rights pursuant to this Agreement shall be paid or reimbursed to Employee promptly by Employer, whether or not Employee is successful in asserting such rights, except that Employee shall repay to Employer any such amounts to the extent that an arbitrator or court issues a final, unappealable order setting forth a determination that Employee's claim was frivolous or advanced by Employee in bad faith; provided, however, that with respect to any Change in Control, the Board of Directors of Employer may determine that the repayment by Employee contemplated by the immediately preceding clause of this paragraph shall not apply to any claims arising out of such Change in Control, which determination shall thereafter be irrevocable with respect to such claims.

                  (c) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Atlanta, Georgia by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of settling any dispute or controversy arising hereunder or for the purpose of entering any judgment upon an award rendered by the arbitrators, Employer and Employee hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Georgia, (ii) any of the courts of the State of Georgia, or (iii) any other court having jurisdiction. Employer and Employee further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. Employer and Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. Employer and Employee hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 15(b), Employer shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 15. Notwithstanding any provision in this Section 15, Employee shall be entitled to seek specific performance of Employee's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  (d) Any amounts that have become payable pursuant to the terms of this Agreement or any judgment by a court of law or a decision by arbitrators pursuant to this Section 15 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted by The Chase Manhattan Bank, New York, New York.

         16. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when received (in Employer's case, by its Secretary) or seventy-two (72) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed, in the case of Employee, to him at his address specified below, and in the case of Employer, to its principal United States corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may by notice designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mail, a party may give notice by prepaid cable, telegram, telex or telecopy and such notice shall be effective twenty-four (24) hours after it has been properly sent.

         17. Withholding. All payments to be made to Employee under this Agreement will be subject to required withholding taxes and other deductions.

         18. Mitigation. Employee shall not be required to mitigate the amount of any payment Employer becomes obligated to make to Employee in connection with this Agreement, by seeking other employment or otherwise, and except as expressly provided in this Agreement, amounts or other benefits to be paid or provided to Employee pursuant to this Agreement shall not be reduced by reason of Employee obtaining other employment or receiving similar payments or benefits from another employer.

         19.      Successors; Binding Agreement

         (a) Any Successor (as hereinafter defined) to Employer shall be bound by this Agreement. Employer will seek to have any Successor assent to the fulfillment by Employer of its obligations under this Agreement at Employee's request. Failure of Employer to obtain such assent within thirty (30) days after such request shall constitute Good Reason for termination by Employee of Employee's employment and, upon a voluntary termination by Employee pursuant to
Section 2, shall entitle Employee to the benefits provided in Section 11(d). For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), Employer's business directly, by merger or consolidation, or indirectly, by purchase of the Employer's voting securities, all or substantially all of its assets or otherwise.

         (b) For purposes of this Agreement, "Employer" shall include any corporation or other entity which is the surviving or continuing entity in respect of any amalgamation, merger, consolidation, dissolution, asset acquisition or other form of business combination.

         20.      Pension Credit and Additional Pension Credit

         (a) The Employee shall be entitled to a supplemental pension benefit equal to the excess, if any, of (x) over (y) where (x) and (y) are as defined below:

                  (x) the pension benefit that would have been payable to the Employee under the Alumax Retirement Plan for Salaried Employees, as it may from time to time be amended (or any successor plan which is a defined benefit plan) (the "Plan") if the period of employment with AMAX Inc. and the period September 15, 1981 through May 31, 1985 were included in Employee's Benefit Service (as defined in the Plan). The pension benefit determined under this clause (x) shall be determined without regard to any limits imposed by the Internal Revenue Code (currently Sections 401(a)(17) and 415).

                  (y) the pension benefit paid or payable under any defined benefit plan (whether or not qualified under the Internal Revenue Code) sponsored by AMAX Inc. or Alumax Inc. for which any of the periods of service are included in the calculation of the pension benefit calculated under clause (x) above.

                  The supplemental pension benefit shall commence as of the same date and shall be paid in the same form as Employee's benefit under the Plan.

         (b) To compensate the Employee for deferring his retirement and reduced benefits resulting from such deferral as well as a loss of benefits associated with the Employee's mandatory receipt of benefits under the defined benefit plans (whether or not qualified under the Internal Revenue Code) sponsored by AMAX Inc., the Employer agrees to pay the Employee the lump sum of $1,175,876 at the time of expiration of the Period of Employment on December 31, 1999, in addition to and without offset of the pension benefits otherwise payable to the Employee (the "Additional Pension Payment"). The Additional Pension Payment shall be paid on a prorated basis (based upon the number of days during the period between December 5, 1996 and December 31, 1999 expired prior to the Employee's termination and the total number of days in such period) in the event of (A) the death or Disability (as defined in Section 12) of Employee,
(B) termination of Employee's employment by Employer without Cause (as defined in Section 12), or by Employee with Good Reason (as defined in Section 12), or
(C) a Change in Control (as defined in Section 12), but no Additional Pension Payment shall be payable to the Employee (X) in the event of termination of Employee's employment by Employer with Cause or by Employee other than with Good Reason, or (Y) if Employee retires prior to December 31, 1999, unless Employer's Board of Directors, in its sole discretion and not taking into account any vote of Employee, approves such retirement and a prorated payment of the Additional Pension Payment.

         (c) The benefit entitlements of Employee provided in this Section 20 shall survive any termination of the Period of Employment pursuant to
Section 2.

         21.      Miscellaneous.

         (a) Except to the extent that the terms of this Agreement confer benefits that are more favorable to Employee than are available under any other employee benefit or executive compensation plan of Employer in which Employee is a participant, Employee's rights under any such employee (including executive) benefit plan or executive compensation plan shall be determined in accordance with the terms of such plan (as it may be modified or added to by Employer from time to time).

         (b) This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and its subsidiaries and supersedes and cancels all prior agreements and understandings with respect to the subject matter of this Agreement and such other written agreements, including the Executive Separation Policy of the Employer. Employee shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Employee under such prior agreements and understandings or under any employee (including executive) benefit plan or executive compensation plan of the Employer.

         (c) This Agreement may be amended but only by a subsequent written agreement of the parties.

         (d) This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of Employer and its successors and assigns.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.




                                        ALUMAX INC.



                                        By
                                           -------------------------------------
                                                   Vice President



                                        ----------------------------------------
                                                   C. Allen Born



                                        Address of Employee for Purposes of
                                        Notices:



                                        ----------------------------------------



                                        ----------------------------------------